Exhibit 99.1

PARTY CITY REPORTS FOURTH QUARTER AND

FULL YEAR 2020 RESULTS

Generated Higher Operating Cash Flow in 2020

Versus Prior-Year Period Despite COVID-19 Impacts

Fourth Quarter Results Driven by Strength in Core Categories and Strong

New Year’s Comparable Sales

With Completion of Recent Debt Financing, Company has Significant Runway

to Further Advance Strategic Priorities

ELMSFORD, N.Y.-- Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter and year ended December 31, 2020.

Brad Weston, Chief Executive Officer of Party City, stated, “We are very pleased with how our organization navigated 2020, swiftly pivoting to meet the evolving needs of our customers, all while prioritizing the health and safety of both our associates and our customers during this pandemic. Throughout the year, we made important strides on our five strategic initiatives, innovating and elevating our customer experience while also significantly improving our financial position and flexibility with our actions to reduce debt and extend maturities. I am extremely proud of all that has been accomplished thus far and the hard work and commitment demonstrated by the entire team as we continue to transform the business.”

Mr. Weston continued, “We enter 2021 in a substantially stronger position, armed with greater consumer insights and a solid foundation to build upon as we further our mission to deliver The Party Platform by advancing the building blocks that we put in place in 2020. We remain intensely focused on our customer and more effectively operating and leveraging our unique North American vertical model as we continue our transformation and further strengthen our industry leadership position.”

Fourth Quarter Summary:

•	Total revenues were $648.2 million, a decrease of 11.4% on a reported basis and 11.7% on a constant currency basis

•

Total Retail sales decreased 8.2% on a reported and 8.3% constant currency basis, impacted by closures related to our store optimization program and the impact of COVID-19, offset partially by the benefit from the 53rd week

•	The total number of corporate Party City stores was 746 as of December 31, 2020 compared to 777 a year ago.
•	Brand comparable sales for the 14 weeks ended January 2, 2021 versus 14 weeks ended January 4, 2020 decreased 5.9% due to the impact of COVID-19, especially on seasonal celebrations.
•

The Company’s Retail segment included a 53rd week of operations in the fourth quarter and full year, which contributed approximately $40 million to revenue, approximately $12 million to Adjusted EBITDA and approximately $0.08 to adjusted diluted earnings per share (See "Non-GAAP Financial Information").

•	North American digitally enabled sales increased 27.1% including BOPIS, curbside pickup, and delivery.
•

Net third-party Wholesale revenues decreased 23.0% or a decrease of 24.0% in constant currency, driven by lower third-party sales including softer franchise store performance, and the impact of international COVID-related restrictions.

•

Total gross profit margin decreased 1,454 basis points to 25.7% of net sales driven primarily by a year-end seasonal inventory disposal of $88.3 million, which aligned inventories to the Company’s new seasonal assortment strategy of targeting higher in-season sell-through of merchandise and reducing annual inventory carry-over. Excluding certain items not indicative of core operating performance, gross profit margin decreased 50 basis points to 39.7% of net sales mainly due to deleverage on occupancy costs.

•

Operating expenses totaled $281.1 million or $242.4 million lower than the fourth quarter of 2019. Excluding certain items not indicative of core operating performance, operating expenses totaled $200.5 million, or 31.1% of revenue, a reduction of $4.8 million compared to the fourth quarter of 2019, primarily driven by cost management to reflect lower revenues and reduced retail store count.

•	Interest expense was $13.1 million during the fourth quarter of 2020, compared to $26.0 million during the fourth quarter of 2019 mainly due to lower amount of debt outstanding.
•	Reported GAAP net loss was $96.4 million, or a loss of $(0.88) per diluted share.
•

Adjusted net income was $27.5 million, or $0.25 per diluted share, compared to adjusted net income of $47.8 million, or $0.51 per share, in the fourth quarter of 2019. (See “Non-GAAP Financial Information”)

•	Adjusted EBITDA was $77.3 million, versus $119.5 million during the fourth quarter of 2019. (See “Non-GAAP Financial Information”)

Full Year Summary:

•	Total revenues were $1.851 billion, a decrease of 21.2% on a reported basis and a decrease of 21.3% on a constant currency basis

•	Total Retail sales decreased 21.1% on both a reported and constant currency basis, due to the COVID-19 pandemic, with a brand comparable sales decline of 16.5%
•	2nd half 2020 Brand comparable sales decreased 0.5%
•	North American digitally enabled sales increased 35.4% including BOPIS, curbside pickup, and delivery
•	Net third-party Wholesale revenues decreased 21.6% on a reported basis and 21.7% on a constant currency basis.
•

Total gross profit margin decreased 1,017 basis points to 25.7% of net sales.  Excluding certain items not indicative of core operating performance, gross profit margin decreased 290 basis points to 34.2% of net sales mainly due to deleverage on occupancy costs.

•

Operating expenses totaled $1.358 billion.  Excluding certain items not indicative of core operating performance, operating expenses totaled $616.4 million, or 33.4% of revenue, a reduction of $82.0 million compared to 2019, primarily due to lower retail operating expenses as a result of the lower store count, lower Wholesale selling expenses and the temporary benefits from cost cutting related to the pandemic.

•	Interest expense was $77.0 million during 2020, compared to $114.9 million during the 2019.
•	Reported GAAP net loss was $528.5 million, or $5.24 per share.
•	Adjusted net loss was $49.2 million, or a loss of $0.49 per diluted share compared to adjusted net income of $43.4 million, or $0.46 per share, in 2019. (See “Non-GAAP Financial Information”)
•	Adjusted EBITDA was $95.5 million, versus $269.2 million during 2019. (See “Non-GAAP Financial Information”)

Balance Sheet Highlights:

As of the end of 2020, the Company had $119.5 million in cash and approximately $176.5 million of availability under the ABL Facility, for total liquidity of $296.1 million.

In addition, the principal balance of debt net of cash on December 31, 2020 was $1,253.6 million versus $1,684.8 million in the prior-year period.  The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table shows the bridge from the balance sheet debt to the principal balance of debt:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	December 31, 2020
	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
Term Loan Credit Agreement	$694,220	$690,165	$-	$690,165
6.125% Senior Notes – due 2023	22,924	22,779	-	22,779
6.625% Senior Notes – due 2026	107,254	106,315	-	106,315
First Lien Party City Notes	161,669	206,775	-	206,775
First Lien Anagram Notes	110,000	-	151,335	151,335
Second Lien Anagram Notes	84,687	-	152,032	152,032
Finance lease obligations	13,983	13,983	-	13,983
Total long-term obligations	1,194,737	1,040,017	303,367	1,343,384
Less: current portion	N/A	(13,576)	-	(13,576)
Long-term obligations, excluding current portion	$1,194,737	$1,026,441	$303,367	$1,329,808
Loans and notes payable	178,436	178,436	-	178,436
Less: Cash	(119,532)	(95,201)	(24,331)	(119,532)
Principal balance net of cash	$1,253,641	$1,109,676	$279,036	$1,388,712

Subsequent Events:

As previously announced, subsequent to year end, the Company completed an offering by its wholly-owned subsidiary Party City Holdings Inc. (“PCHI”) of $750 million aggregate principal amount of 8.75% senior secured notes due 2026 (the “Notes”).

The Company intends to use the net proceeds from the offering to repay all outstanding borrowings under its term loan facility maturing 2022, to pay related fees and expenses and for general corporate purposes, which may include debt repurchases.  As a result, the Company’s next material debt maturities are in July 2025.

In January 2021, the Company closed the previously disclosed sale of a substantial portion of its international operations.

Outlook:

Due to the continued uncertainty regarding the ongoing impacts of the COVID-19 pandemic and the associated complexity of forecasting, the Company is providing select annual 2021 guidance for financial measures that it believes it can reasonably forecast including interest expense, capital expenditures and store openings and closures.

•	FY 2021 Interest expense of approximately $90 to $100 million
•	FY 2021 Capital expenditures of approximately $70 to $80 million
•	FY 2021 10 Net new stores (15 new openings and 5 closures)

The Company is providing the following fiscal first quarter 2021 outlook. This outlook is subject to potential consumer and marketplace volatility due to the COVID-19 pandemic:

•	Total revenue of $397 to $410 million
•	Brand comparable sales increase of 26% to 31% compared to first quarter 2020*
•	GAAP net loss of $24 to $16 million with an assumed Q1 tax rate of 25%
•	Adjusted EBITDA of $10 to $17 million

* Represents comparable sales for the 13 weeks ended April 3, 2021 compared to the 13 weeks ended April 4, 2020.  On a fiscal or unshifted basis, brand comparable sales for the 13 weeks ended April 3, 2021 compared to last year’s fiscal quarter ended March 28th is expected to increase in the range of 9 – 14%.

Conference Call Information

A conference call to discuss the fourth quarter 2020 financial results is scheduled for today, March 11, 2021, at 8:00 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-757-5731 (U.S. domestic) or 412-542-4126 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding its ability to maximize the potential of its vertical model, the ability to drive long-term growth, revenues, brand comparable sales, net income, Adjusted EBITDA, and Adjusted net income. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of COVID-19 on our financial performance; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2020 and in subsequent reports filed with or furnished to the Securities and Exchange

Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$119,532	$34,917
Accounts receivable, net	90,879	149,109
Inventories, net	412,285	658,419
Prepaid expenses and other current assets	45,905	51,685
Income tax receivable	57,549	—
Assets held for sale, net	83,110	—
Total current assets	809,260	894,130
Property, plant and equipment, net	209,412	243,572
Operating lease asset	700,087	802,634
Goodwill	661,251	1,072,330
Trade names	384,428	530,320
Other intangible assets, net	32,134	45,060
Other assets, net	9,883	7,273
Total assets	$2,806,455	$3,595,319
LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$175,707	$128,806
Accounts payable	118,928	152,300
Accrued expenses	160,605	150,921
Liabilities held for sale	68,492	—
Current portion of operating lease liability	176,045	155,471
Income taxes payable	524	35,905
Current portion of long-term obligations	13,576	71,524
Total current liabilities	713,877	694,927
Long-term obligations, excluding current portion	1,329,808	1,503,987
Long-term portion of operating lease liability	654,729	720,735
Deferred income tax liabilities	34,705	126,081
Other long-term liabilities	22,815	16,517
Total liabilities	2,755,934	3,062,247
Redeemable securities	—	3,351
Commitments and contingencies
Stockholders’ equity:
Common stock (110,781,613 and 94,461,576 shares outstanding and 122,061,711 and 121,662,540 shares issued at December 31, 2020 and December 31, 2019, respectively)	1,373	1,211
Additional paid-in capital	971,972	928,573
Retained (deficit) earnings	(565,457)	(37,219)
Accumulated other comprehensive loss	(29,916)	(35,734)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	377,972	856,831
Less: Common stock held in treasury, at cost (11,280,098 and 27,200,964 shares at December 31, 2020 and December 31, 2019, respectively)	(327,182)	(327,086)
Total Party City Holdco Inc. stockholders’ equity	50,790	529,745
Noncontrolling interests	(269)	(24)
Total stockholders’ equity	50,521	529,721
Total liabilities, redeemable securities and stockholders’ equity	$2,806,455	$3,595,319

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Net sales	$645,284	$728,361	$1,843,444	$2,339,510
Royalties and franchise fees	2,897	3,190	7,246	9,279
Total revenues	648,181	731,551	1,850,690	2,348,789
Cost of sales	479,348	435,122	1,369,935	1,500,633
Wholesale selling expenses	13,006	16,174	50,121	67,103
Retail operating expenses	136,896	137,639	387,398	440,395
Franchise expenses	2,921	3,339	12,146	13,152
General and administrative expenses	48,126	51,175	210,244	177,672
Art and development costs	4,543	5,635	17,638	23,203
Development stage expenses	—	2,770	2,932	10,736
Gain on sale/leaseback transaction	—	—	—	(58,381)
Store impairment and restructuring charges	1,631	3,221	22,449	29,038
Loss on assets held for sale	73,948	—	73,948	—
Goodwill, intangibles and long-lived assets impairment	—	303,531	581,380	562,631
Total expenses	760,419	958,606	2,728,191	2,766,182
Loss from operations	(112,238)	(227,055)	(877,501)	(417,393)
Interest expense, net	13,089	26,042	77,043	114,899
Other (income) expense, net	(572)	(4,772)	3,715	1,871
(Gain) on debt refinancing	—	—	(273,149)	—
Loss before income taxes	(124,755)	(248,325)	(685,110)	(534,163)
Income tax (benefit) expense	(28,360)	20,504	(156,653)	(1,305)
Net (loss)	(96,395)	(268,829)	(528,457)	(532,858)
Less: Net income (loss) attributable to noncontrolling interests	22	(11)	(219)	(363)
Net (loss) attributable to common shareholders of Party City Holdco Inc.	$(96,417)	$(268,818)	$(528,238)	$(532,495)
Net (loss) per share attributable to common shareholders of Party City Holdco Inc.–Basic	$(0.88)	$(2.88)	$(5.24)	$(5.71)
Net (loss) per share attributable to common shareholders of Party City Holdco Inc.–Diluted	$(0.88)	$(2.88)	$(5.24)	$(5.71)
Weighted-average number of common shares-Basic	109,603,253	93,372,232	100,804,944	93,295,692
Weighted-average number of common shares-Diluted	109,603,253	93,372,232	100,804,944	93,295,692

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended December 31,
	2020	2019	2018

Cash flows provided by operating activities:
Net (loss) income	$(528,457)	$(532,858)	$122,819
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	76,506	81,116	78,575
Amortization of deferred financing costs and original issuance discounts	4,198	4,722	10,989
Provision for doubtful accounts	6,321	2,323	1,213
Deferred income tax (benefit) expense	(95,085)	(47,366)	4,573
Deferred rent	—	—	5,351
Undistributed income in equity method investments	333	(472)	(369)
Change in operating lease liability/asset	30,981	(9,942)	—
Loss (gain) on disposal of assets	70	(59,786)	3
Loss on assets held for sale	73,948	—	—
Non-cash adjustment for store impairment and restructuring	17,585	20,236	—
Goodwill, intangibles and long-lived assets impairment	581,380	562,631	—
Non-employee equity based compensation (see Note 25 – Kazzam, LLC)	1,033	515	81
Stock option expense – time – based	796	1,319	1,744
Stock option expense – performance – based	7,847	—	—
Restricted stock unit and restricted cash awards expense – performance-based	1,329	—	—
Restricted stock units expense—time-based	2,071	2,033	1,174
Directors—non-cash compensation	337	313	196
(Gain) on debt refinancing	(273,149)	—	—
Changes in operating assets and liabilities, net of effects of acquired businesses:
Decrease (increase) in accounts receivable	22,396	(2,600)	(10,431)
Decrease (increase) in inventories	184,924	72,385	(142,866)
(Increase) decrease in prepaid expenses and other current assets, net	(66,166)	14,741	16,666
(Increase) decrease in accounts payable, accrued expenses and income taxes payable	28,002	(65,617)	12,138
Net cash provided by operating activities	77,200	43,693	101,856
Cash flows (used in) provided by investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(3,305)	(20,878)	(65,301)
Capital expenditures	(51,128)	(61,733)	(85,661)
Proceeds from disposal of property and equipment	162	246,286	55
Net cash (used in) provided by investing activities	(54,271)	163,675	(150,907)
Cash flows provided by (used in) financing activities:
Repayment of loans, notes payable and long-term obligations	(254,438)	(441,632)	(547,695)
Proceeds from loans, notes payable and long-term obligations	368,439	203,344	652,087
Exercise of stock options	147	1,148	2,269
Treasury stock purchases	(96)	(156)	(40,197)
Debt issuance and modification costs	(20,348)	(414)	(10,294)
Net cash provided by (used in) financing activities	93,704	(237,710)	56,170
Effect of exchange rate changes on cash and cash equivalents	(500)	6,299	(2,308)
Net increase(decrease) in cash and cash equivalents and restricted cash	116,133	(24,043)	4,811
Less: net (decrease) in cash classified within current assets held for sale	(31,628)	—	—
Cash and cash equivalents and restricted cash at beginning of period	35,176	59,219	54,408
Cash and cash equivalents and restricted cash at end of period*	$119,681	$35,176	$59,219
Supplemental disclosure of cash flow information:
Cash paid during the period:
Interest	$68,396	$108,561	$94,472
Income taxes, net of refunds	$26,867	$36,093	$59,156

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
(Dollars in thousands)
Net (loss)	$(96,395)	$(268,829)	$(528,457)	$(532,858)
Interest expense, net	$13,089	26,042	77,043	114,899
Income tax (benefit) expense	$(28,360)	20,504	(156,653)	(1,305)
Depreciation and amortization	18,710	18,736	76,506	81,116
EBITDA	(92,956)	(203,547)	(531,561)	(338,148)
Non-cash purchase accounting adjustments	—	243	—	3,000
Store impairment and restructuring charges (c)	3,038	3,818	39,323	58,778
Other restructuring, retention and severance (b)	403	1,212	12,104	6,460
Goodwill, intangibles and long-lived assets impairment (c)	—	303,531	581,380	562,631
Deferred rent (d)	(529)	(754)	(3,147)	(1,796)
Closed store expense (e)	976	1,021	3,858	4,445
Foreign currency (gains) losses, net	(2,013)	(65)	(1,058)	421
Stock option expense – time – based (f)	125	169	796	1,319
Stock option expense – performance – based (n)	—	—	7,847	—
Non-employee equity-based compensation (g)	—	129	1,033	515
Undistributed (loss) in equity method investments	(356)	(277)	—	(472)
Corporate development expenses (h)	1,004	2,426	7,197	14,208
Refinancing charges (j)	—	36	—	36
Restricted stock units – time-based (i)	503	490	2,071	2,033
Restricted stock unit and restricted cash awards expense – performance-based	950	(1,036)	1,460	—
Non-recurring legal settlements/costs	673	6,753	7,843	8,548
(Gain) on debt refinancing (j)	—	—	(273,149)	—
Gain on sale/leaseback transaction (o)	—	—	—	(58,381)
(Gain) loss on sale of assets (o)	—	5,074	—	5,074
Inventory disposal (c)	88,358	—	88,358	—
Loss on held for sale (p)	73,948	—	73,948
COVID - 19 (l)	2,784	—	73,843	—
Other	354	301	3,388	518
Adjusted EBITDA	$77,262	$119,524	$95,534	$269,189
Adjusted EBITDA margin	45.8%	40.3%	19.9%	31.7%

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended December 31, 2020 EBITDA Adjustments
	December 31, 2020 GAAP Basis (as reported)	Store impairment and restructuring charges (c)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)(n)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	COVID- 19 (l)	Foreign currency losses	Other (p)	December 31, 2020 Non-GAAP basis
Revenues:
Net sales	$645,284											$645,284
Royalties and franchise fees	2,897											2,897
Total revenues	648,181											648,181
Cost of sales	479,348	(89,765)							(506)			389,077
Wholesale selling expenses	13,006											13,006
Retail operating expenses	136,896					480		(823)	(1,956)			134,597
Franchise expenses	2,921											2,921
General and administrative expenses	48,126		360	(673)	(1,578)	49	(403)	(153)	(322)			45,406
Art and development costs	4,543											4,543
Store impairment and restructuring charges	1,631	(1,631)										—
Loss on assets held for sale	73,948										(73,948)	—
Total expenses	760,419	(91,396)	360	(673)	(1,578)	529	(403)	(976)	(2,784)	—	(73,948)	589,550
(Loss) from operations	(112,238)											58,631
Interest expense, net	13,089											13,089
Other (income) expense, net	(572)		(1,364)							2,013	2	79
(Gain) on debt refinancing	—											—
Income (loss) before income taxes	(124,755)											45,463
Interest expense, net	13,089											13,089
Depreciation and amortization	18,710											18,710
EBITDA	(92,956)											77,262
Adjustments to EBITDA	170,218	(91,396)	(1,004)	(673)	(1,578)	529	(403)	(976)	(2,784)	2,013	(73,946)	—
Adjusted EBITDA	$77,262	$(91,396)	$(1,004)	$(673)	$(1,578)	$529	$(403)	$(976)	$(2,784)	$2,013	$(73,946)	$77,262

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended December 31, 2019 EBITDA Adjustments
	December 31, 2019 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges (a)	Gain on sale/leaseback transaction (o)	Corporate development expenses (h)	Legal	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units – time-based (f)(g)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)	Foreign currency gains	Other	December 31, 2019 Non-GAAP basis
Revenues:
Net sales	$728,361												$728,361
Royalties and franchise fees	3,190												3,190
Total revenues	731,551												731,551
Cost of sales	435,122		(597)					703					435,228
Wholesale selling expenses	16,174												16,174
Retail operating expenses	137,639									(835)			136,804
Franchise expenses	3,339												3,339
General and administrative expenses	51,175					(6,753)	247	51	(1,212)	(186)			43,322
Art and development costs	5,635												5,635
Development stage expenses	2,770				(2,772)								(2)
Store impairment and restructuring charges	3,221		(3,221)										—
Goodwill, intangibles and long-lived assets impairment	303,531	(303,531)											—
Total expenses	958,606	(303,531)	(3,818)	—	(2,772)	(6,753)	247	754	(1,212)	(1,021)	—	—	640,500
Income from operations	(227,055)												91,051
Interest expense, net	26,042												26,042
Other expense, net	(4,772)				345						65	(5,375)	(9,737)
Income before income taxes	(248,325)												74,746
Interest expense, net	26,042												26,042
Depreciation and amortization	18,736												18,736
EBITDA	(203,547)												119,524
Adjustments to EBITDA	323,071	(303,531)	(3,818)	—	(2,427)	(6,753)	247	754	(1,212)	(1,021)	65	(5,375)	—
Adjusted EBITDA	$119,524	$(303,531)	$(3,818)	$—	$(2,427)	$(6,753)	$247	$754	$(1,212)	$(1,021)	$65	$(5,375)	$119,524

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Twelve Months Ended December 31, 2020 EBITDA Adjustments
	December 31, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges , including inventory disposal (c)	Gain on debt refinancing (i)	Corporate development expenses (e)	Legal(k)	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (g)(h)(i)(n)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (e)(f)	COVID- 19 (q)	Foreign currency losses	Other (p)	December 31, 2020 Non-GAAP basis
Revenues:
Net sales	$1,843,444													$1,843,444
Royalties and franchise fees	7,246													7,246
Total revenues	1,850,690													1,850,690
Cost of sales	1,369,935		(105,232)					(214)	(4,437)		(42,952)		(3,388)	1,213,712
Wholesale selling expenses	50,121				(1,840)						(623)			47,658
Retail operating expenses	387,398							3,165		(3,556)	(18,268)			368,739
Franchise expenses	12,146										(672)			11,474
General and administrative expenses	210,244				(210)	(7,843)	(12,174)	196	(7,667)	(302)	(11,328)			170,916
Art and development costs	17,638													17,638
Development stage expenses	2,932				(2,932)									—
Store impairment and restructuring charges	22,449		(22,449)											—
Loss on assets held for sale	73,948												(73,948)	—
Goodwill, intangibles and long-lived assets impairment	581,380	(581,380)												—
Total expense	2,728,191	(581,380)	(127,681)	—	(4,982)	(7,843)	(12,174)	3,147	(12,104)	(3,858)	(73,843)	—	(77,336)	1,830,137
(Loss) income from operations	(877,501)													20,553
Interest expense, net	77,043													77,043
Other expense, net	3,715				(2,215)		(1,033)					1,058		1,525
(Gain) on debt refinancing	(273,149)			273,149										—
(Loss) before income taxes	(685,110)													(58,015)
Interest expense, net	77,043													77,043
Depreciation and amortization	76,506													76,506
EBITDA	(531,561)													95,534
Adjustments to EBITDA	627,095	(581,380)	(127,681)	273,149	(7,197)	(7,843)	(13,207)	3,147	(12,104)	(3,858)	(73,843)	1,058	(77,336)	—
Adjusted EBITDA	$95,534	$(581,380)	$(127,681)	$273,149	$(7,197)	$(7,843)	$(13,207)	$3,147	$(12,104)	$(3,858)	$(73,843)	$1,058	$(77,336)	$95,534

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Twelve Months Ended December 31, 2019 EBITDA Adjustments
	December 31, 2019 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (o)	Store impairment and restructuring charges (c)	Gain on sale/leaseback transaction (a)	Corporate development expenses (e)	Legal(k)	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (g)(h)(i)(m)	Deferred Rent (d)	Other restructuring, retention and severance (b)	Closed store expense (f)	Non-Cash Purchase Accounting Adjustments	Foreign currency gains	Other (r)(s)	December 31, 2019 Non-GAAP basis
Revenues:
Net sales	$2,339,510													$2,339,510
Royalties and franchise fees	$9,279													9,279
Total revenues	2,348,789													2,348,789
Cost of sales	1,500,633		(29,740)					1,534						1,472,427
Wholesale selling expenses	67,103													67,103
Retail operating expenses	440,395								(31)	(3,946)				436,418
Franchise expenses	13,152													13,152
General and administrative expenses	177,672					(8,548)	(3,867)	262	(6,429)	(500)				158,590
Art and development costs	23,203													23,203
Development stage expenses	10,736				(10,736)									—
Gain on sale/leaseback transaction	(58,381)			58,381										—
Store impairment and restructuring charges	29,038		(29,038)											—
Goodwill, intangibles and long-lived assets impairment	562,631	(562,631)												—
Total expenses	2,766,182	(562,631)	(58,778)	58,381	(10,736)	(8,548)	(3,867)	1,796	(6,460)	(4,446)	—	—	—	2,170,893
(Loss) income from operations	(417,393)													177,896
Interest expense, net	114,899													114,899
Other expense, net	1,871				(3,471)						(3,001)	(421)	(5,155)	(10,177)
(Loss) income before income taxes	(534,163)													73,174
Interest expense, net	114,899													114,899
Depreciation and amortization	81,116													81,116
EBITDA	(338,148)													269,189
Adjustments to EBITDA	607,337	(562,631)	(58,778)	58,381	(14,207)	(8,548)	(3,867)	1,796	(6,460)	(4,446)	(3,001)	(421)	(5,155)	—
Adjusted EBITDA	$269,189	$(562,631)	$(58,778)	$58,381	$(14,207)	$(8,548)	$(3,867)	$1,796	$(6,460)	$(4,446)	$(3,001)	$(421)	$(5,155)	$269,189

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2020		2019	2020	2019
(Dollars in thousands)
(Loss) before income taxes	$(124,755)		$(248,325)	$(685,110)	$(534,163)
Intangible asset amortization (l)	2,918		3,572	11,362	14,100
Non-cash purchase accounting adjustments	—		2	—	4,202
Amortization of deferred financing costs and original issuance discounts (m)	922		1,211	4,198	4,722
Store impairment and restructuring charges (c)	1,338		3,818	30,813	58,778
Goodwill and intangibles impairment (o)	—		303,531	581,380	562,631
Refinancing charges	—		—	—	36
Stock option expense (g)	125		169	8,643	1,319
Restricted stock units expense—performance based (i)	1,460		(1,036)	1,460	—
Non-employee equity based compensation (h)	—		129	1,033	515
(Gain) on sale-leaseback (a)	—		—	—	(58,381)
(Gain) on debt refinancing (j)		—	—	273,149	—
Other restructuring charges (b)	—		389	10,139	3,211
(Gain) on sale of Canada retail assets (r)	—		(2,873)	—	(2,873)
Non-recurring legal settlements/costs	68		6,500	7,094	6,500
Loss on assets held for sale (p)	73,948		—	73,948	—
Inventory disposal (c)	88,358		—	88,358	—
COVID – 19 (q)	2,548		—	73,661	—
Adjusted income (loss) before income taxes	$46,930		$67,087	$(66,170)	$60,597
Adjusted income tax (benefit) expense (n)	19,476		19,300	(16,940)	17,183
Adjusted net income (loss)	$27,454		$47,787	$(49,230)	$43,414
Adjusted net income(loss) per common share - diluted	$0.25		$0.51	(0.49)	$0.46
Weighted-average number of common shares-diluted	111,298,379		93,372,232	100,804,944	93,604,794

(a)

During June 2019, the Company reported a $58.4 million gain from the sale and leaseback of its main distribution center in Chester, New York and its metallic balloons manufacturing facility in Eden Prairie, Minnesota. The aggregate sale price for the three properties was $128.0 million. Simultaneous with the sale, the Company entered into twenty-year leases for each of the facilities

(b)

Amounts expensed during 2020 principally related to severance due to organizational changes. Amounts expensed during 2019 principally relate to executive severance and the write-off of inventory for a section of the Company’s Party City stores that were restructured

(c)

During the years ended December 31, 2020 and 2019, the Company performed a comprehensive review of its store locations aimed at improving the overall productivity of such locations (“store optimization program”) and, after careful consideration and evaluation of the store locations, the Company made the decision to accelerate the optimization of its store portfolio. In 2019, 55 stores were identified for closure, out of which 35 stores were closed in 2019 and 20 stores were closed in January 2020. In 2020, 21 stores identified for closure in the first quarter of 2020 and were closed in the third quarter. These closings should provide the Company with capital flexibility to expand into underserved markets. In addition, the Company evaluated the recoverability of long-lived assets at the open stores and recorded an impairment charge associated with the operating lease asset and property, plant and equipment for open stores where sales were affected due to the outbreak of, and local, state and federal governmental responses to, COVID-19. In conjunction with the store optimization program and store impairment, during the years ended December 31, 2020 and 2019, the Company recorded charges as detailed in Note 3 – Store Impairment and Restructuring Charges, of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K.

          As indicated in Note 7 – Inventories, Net, of Item 8, “Financial Statements and Supplementary Data,” during the fourth quarter of 2020, the Company continued to make progress in improving inventory levels across its stores and distribution network. Consistent with the strategy of rationalizing in-store SKU count and improving working capital velocity, the Company has updated its seasonal assortment strategy to target higher in-season sell-through of merchandise and reduce annual inventory carry-over. The more edited and curated assortments are expected to improve the customer experience by making stores easier to shop and product selections more relevant to consumers, while also improving the efficiency of inventory management and reducing working capital needs. As a result, the Company disposed of $88,358 in inventory during the fourth quarter of 2020 that will not be required in future seasons

(d)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(e)

Principally represents third-party costs related to acquisitions (primarily legal expenses and diligence fees). Such costs are excluded from the definition of “Consolidated Adjusted EBITDA” that is utilized for certain covenants in the Company’s credit agreements. Additionally, 2019 and 2020 include start-up costs for Kazzam (see Note 25, Kazzam LLC., of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion)

(f)	Principally charges incurred related to closing underperforming stores
(g)	Represents non-cash charges related to stock options
(h)

Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services. See Note 25, Kazzam LLC., of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion

(i)	Non-cash charges for restricted stock units that vest based on service conditions and performance restricted stock units that vest based on service and performance conditions
(j)

As described in Note 12 — Long-Term Obligations of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K, the Company recognized a gain of $273,149 on debt refinancing transactions

(k)	Non-recurring legal settlements/costs
(l)	Represents the non-cash amortization of intangible assets.
(m)

Includes the non-cash amortization of deferred financing costs, original issuance discounts and capitalized call premiums. Additionally, certain years include charges related to debt refinancings. See note (c) for further discussion

(n)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

(o)

As a result of a sustained decline in market capitalization, the Company recognized a non-cash pre-tax goodwill and intangibles impairment charges during the year ended December 31, 2019 and December 31, 2020, respectively. (see Note 4, Goodwill, of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion)

(p)

Note 6 – Disposition of Assets and Assets and Liabilities Held for Sale, the Company closed the previously disclosed sale of a substantial portion of its international operations. As of December 31, 2020, the Company reported the assets and liabilities of the international operations as held for sale and recorded a loss reserve of $73,948 against the net assets

(q)	Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses
(r)

The Company recorded a $2.9 million gain on sale of its Canadian-based Party City stores, which is reported in Other expense, net on the Consolidated Statement of Operations and Comprehensive (Loss) Income

(s)

Represents a loss on sale of ownership interest in Punchbowl (see Note 21, Fair Value Measurements, of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion) and certain property, plant and equipment, and a write-off of goodwill related to the Company’s sale of its Canadian-based Party City stores

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended December 31,
	2020		2019
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$247,513	38.2%	$277,233	37.9%
Eliminations	(126,697)	(19.5)	(120,231)	(16.4)
Net wholesale	120,816	18.6	157,002	21.5
Retail	524,467	80.8	571,359	78.1
Total net sales	645,283	99.6	728,361	99.6
Royalties and franchise fees	2,898	0.4	3,190	0.4
Total revenues	$648,181	100.0%	$731,551	100.0%

	Fiscal Year Ended December 31,
	2020		2019
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$940,228	50.8%	$1,240,026	52.8%
Eliminations	(471,863)	(25.5)	(642,652)	(27.4)
Net wholesale	468,365	25.3	597,374	25.4
Retail	1,375,079	74.3	1,742,136	74.2
Total net sales	1,843,444	99.6	2,339,510	99.6
Royalties and franchise fees	7,246	0.4	9,279	0.4
Total revenues	$1,850,690	100.0%	$2,348,789	100.0%

	Three Months Ended December 31,
	2020		2019
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$143,702	27.4%	$259,678	45.4%
Wholesale	23,717	19.6	33,561	21.4
Total gross profit	$167,420	25.7%	$293,239	40.3%

	Fiscal Year Ended December 31,
	2020		2019
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail	$400,738	29.1%	$696,439	40.0%
Wholesale	74,256	15.9	142,438	23.8
Total gross profit	$474,994	25.7%	$838,877	35.9%

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three Months Ended December 31,		LTM
	2020	2019	2020
Store Count
Corporate Stores:
Beginning of period	739	778	777
New stores opened	3	—	5
Acquired	4	—	6
Closed	—	(1)	(42)
End of period	746	777	746
Franchise Stores
Beginning of period	90	98	98
New stores opened	—	—	—
Sold to Party City	—	—	(2)
Closed	(5)	—	(11)
End of period	85	98	85
Grand Total	831	875	831

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Wholesale Share of Shelf (a)	83.1%	82.8%	82.1%	79.6%
Manufacturing Share of Shelf (b)	19.6%	17.2%	26.0%	23.5%

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Brand comparable sales (c)	-5.9%	-5.1%	-16.5%	-3.0%

(a)	Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.
(c)	Party city brand comparable sales include North American e-commerce sales.